UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2007

Date of Report (Date of earliest event reported)

PRO-PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-32877	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE

NEWTON, MASSACHUSETTS

02459

(Address of Principal Executive Offices) (Zip Code)

(617) 559-0033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2007, the Board of Directors of Pro-Pharmaceuticals, Inc. (the “Company”) amended and restated the Bylaws of the Company (the “Bylaws”) to allow for the issuance of uncertificated shares. These amendments are effective as of December 13, 2007.

The Board approved the amendments to the Bylaws to enable the Company to comply with rules promulgated by the American Stock Exchange requiring companies with securities listed on such exchange to be eligible for a Direct Registration Program (such as the one administered by the Depository Trust Company) by January 1, 2008. A Direct Registration Program permits an investor’s ownership of shares to be recorded and maintained on the books of the issuer or the transfer agent electronically without the issuance of a physical certificate.

In connection with these amendments, the Board of Directors of the Company approved a resolution authorizing issuance of uncertificated shares of the Company’s common stock.

The Bylaws, as amended and restated on December 13, 2007 (inclusive of a May 2, 2001 amendment to Section 4.01 inadvertently omitted from Exhibit 3.2 to the Company’s Form 10-QSB filed on November 14, 2001), is filed as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description
3.1	Bylaws of the Company as Amended and Restated on December 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:	/s/ Anthony Squeglia
Anthony Squeglia
Chief Financial Officer

Date: December 17, 2007

EXHIBIT INDEX

Exhibit No.	Description
3.1	Bylaws of the Company as amended and restated on December 13, 2007